Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002
Each of the undersigned officers of Centuri Holdings, Inc. (the “Company”) hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to such officer’s knowledge that:
1.the accompanying quarterly report on Form 10-Q for the period ended September 27, 2026 as filed with the U.S. Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
2.the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 5, 2026	/s/ Christian I. Brown
Christian I. Brown
President, Chief Executive Officer and Director

Dated: November 5, 2026	/s/ Kelly D. Youngblood
Kelly D. Youngblood
Chief Financial Officer

This certification is being furnished to the Securities and Exchange Commission with the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability of that section.